UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2020

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN	The Nasdaq Stock Market LLC
Purchase Rights of Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed by Francesca’s Holdings Corporation (the “Company”) on June 16, 2020, the Company has availed itself of an extension to file its Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2020 (the “Form 10-Q”) in accordance with the Securities and Exchange Commission’s “Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies,” dated March 25, 2020 (Release No. 34-88465) (the “Order”). As a result of the significant disruptions in the Company’s business, supply chain and overall operations resulting from the COVID-19 pandemic, the Company needs additional time to complete the impairment assessments of its long-lived assets for the quarter, including the related income tax effect, which is necessary to finalize the Form 10-Q.

In connection with the delayed filing of the Company’s Form 10-Q, on June 25, 2020, the Company, together with Francesca’s Services Corporation and Francesca’s Collections, Inc. (together, the “Borrowers”), entered into a letter agreement (the “JPM Letter Agreement”) in connection with its Asset Based Revolving Credit Agreement, dated as of May 25, 2018, by and among the Company, the other Loan Parties, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “ABL Credit Agreement” and, as amended by the First Amendment to ABL Credit Agreement, dated as of August 13, 2019, and the Letter Agreement, dated as of May 1, 2020, the “Amended ABL Credit Agreement”), to amend the Amended ABL Credit Agreement to grant the Borrowers a 45 day extension to deliver quarterly consolidated financial statements for the fiscal quarter ended May 2, 2020 consistent with the Order and waive any Default (as defined in the Amended ABL Credit Agreement) arising from the failure of the Borrowers to timely deliver quarterly consolidated financial statements for the fiscal quarter ended May 2, 2020. Additionally, the JPM Letter Agreement also amends the Amended ABL Credit Agreement to lower the minimum amount of Liquidity (as defined in the Amended ABL Credit Agreement) that triggers a Dominion Period (as defined in the Amended ABL Credit Agreement) from $15.0 million to $10.0 million and remove the requirement that unrestricted cash and cash equivalents not exceed 80% of total Liquidity, in each case, for a period of 60 days after the date of the JPM Letter Agreement.

Additionally, in connection with the delayed filing of the Company’s Form 10-Q, on June 25, 2020, the Company and the Borrowers entered into a letter agreement (the “Tiger Letter Agreement”) in connection with its Term Loan Credit Agreement (as amended by the Letter Agreement, dated as of May 1, 2020, the “Term Loan Credit Agreement”) with Tiger Finance, LLC, as administrative agent and the lenders party thereto, to amend the Term Loan Credit Agreement to grant the Borrowers a 45 day extension to deliver quarterly consolidated financial statements for the fiscal quarter ended May 2, 2020 consistent with the Order and waive any Default (as defined in the Amended ABL Credit Agreement) arising from the failure of the Borrowers to timely deliver quarterly consolidated financial statements for the fiscal quarter ended May 2, 2020. Additionally, the Tiger Letter Agreement also amends the Term Loan Credit Agreement to lower the minimum amount of Liquidity (as defined in the Term Loan Credit Agreement) that triggers a Dominion Period (as defined in the Term Loan Credit Agreement) from $15.0 million to $10.0 million and remove the requirement that unrestricted cash and cash equivalents not exceed 80% of total Liquidity, in each case, for a period of 60 days after the date of Tiger Letter Agreement.

The foregoing descriptions of the JPM Letter Agreement and Tiger Letter Agreement are qualified in their entirety by reference to the full text of the JPM Letter Agreement and Tiger Letter Agreement, each of which will be filed as an exhibit to the Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: July 1, 2020	By:	/s/ Cindy Thomassee
Cindy Thomassee
Executive Vice President and Chief Financial Officer